UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2007
Date of Report (Date of earliest event reported)

MGN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-50919	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#12 – 1730 Broadway Street
Coquitlam, British Columbia Canada	V3C 2M8
(Address of principal executive offices)	(Zip Code)

604-945-2405
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Approval of 2007 Stock Option Plan

The board of directors has approved the Company’s 2007 Stock Option Plan as of June 12, 2007. The 2007 Stock Option Plan provides for the grant of options to purchase up to 10,000,000 shares of common stock of the Company to the Company’s directors, officers, employees and eligible consultants.

Grants of Stock Options

We granted options to purchase an aggregate of 8,300,000 shares of common stock to certain consultants of the Company on June 12, 2007, each of whom has entered into a written consultant contract with the Company. All options are fully vested and are exercisable until June 12, 2009 at a price of $0.03 per share. All options have been granted pursuant to and are subject to the terms and conditions of our 2007 Stock Option Plan.

Item 5.01	Other Information

Donald Currie resigned as our vice-president, investor relations effective April 1, 2007. Mr. Currie is continuing to assist the Company as a consultant.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits

Exhibit	Description
10.1	MGN Technologies, Inc. 2007 Stock Option Plan (1)
10.2	Form of Stock Option Grant Agreement for option grants to consultants under the 2007 Stock Option Plan (1)

(1)	Filed as an exhibit to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES, INC.

DATE: June 12, 2007	By:	/s/ Mark Jensen
Mark Jensen
President